Securities Purchased Pursuant to Rule 10F3
High Yield Bond Fund January to March 2000
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
				Security Purchased		Comparison Security		Comparison Security
Issuer			Cablevision, SA			United Pan-Europe 		NTL Communications Corp
									Communications

Underwriters		Morgan Stanley, 			DLJ, ABN Amro, Bank of 		n/a -- bonds issued in
				DB Securities			America, CS First Boston, 	exchange for 144A
									Goldman, ING Barings, 		securities
									Merrill Lynch, MSDW,
									Paribas, Toronto Dominion

Years of continuous
operation, including
predecessors		> 3 years				> 3 years				> 3 years

Security 			CBVS 13.75%, 4/30/07		UPCNA 11.25%, 2/1/10		NTLI 9.875%, 11/15/09

Is the affiliate a
manager or co-manager
of offering?		co-manager				no					n/a

Name of underwriter or
dealer from which
purchased			Morgan Stanley			n/a					n/a

Firm commitment
underwriting?		yes					yes					yes

Trade date/Date of
Offering			3/31/2000				n/a					n/a

Total dollar amount
of offering sold
to QIBs			$250,000,000 			$600,000,000			EUR 350,000,000

Total dollar amount
of any concurrent
public offering		 -   		 			-   		 			-

Total				$250,000,000			$600,000,000			EUR 350,000,000

Public offering price	98.869 				99.25					n/a -- bonds issued in
														exchange for 144A
														securities

Price paid if other
than public offering
price	 			same 					n/a					n/a

Underwriting spread
or commission		not available -- offering 	n/a -- private placement	n/a -- bonds issued in
				was a private placement							exchange for 144A
														securities

Rating			B1/BB					B2/B					B3/B

Current yield		13.91%				11.34%				n/a

Total par value
purchased			$8,000,000				n/a					n/a

$ amount of purchase	$7,909,520				n/a					n/a

% of offering purchased
by fund			3.200%				n/a					n/a

% of offering purchased
by associated funds	0.000%				n/a					n/a

Total				3.200%				n/a					n/a

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